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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of Saks Holdings, Inc. on Form S-8 of our report dated March 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of Saks Holdings, Inc. as of February 1, 1997 and February 3, 1996, and for each of the three fiscal years in the period ended February 1, 1997, which report appears as Exhibit 13.03 to the Annual Report on Form 10-K filed on May 2, 1997 and amended on May 6, 1997.


                                             /s/  Coopers & Lybrand L.L.P.



New York, New York
September 11, 1997